SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 15, 2013

Endurance Specialty Holdings Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	1-31599	98-0392908
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Wellesley House, 90 Pitts Bay Road, Pembroke HM 08, Bermuda

(Address of principal executive offices, including zip code)

(441) 278-0440

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

On March 11, 2013, in connection with his appointment as Chief Executive Officer, Global Reinsurance of the Company, the Company entered into an employment agreement with Jerome Faure, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference (the “Employment Agreement”).

The Employment Agreement is for a one year term, followed by automatic one-year renewals unless notice of separation from service is provided by the Company or Mr. Faure at least 90 days prior to the end of the term. The Employment Agreement specifies for Mr. Faure an annual base salary, subject to increase in the discretion of the Board of Directors of the Company. The Employment Agreement also provides Mr. Faure with the opportunity to earn annual cash incentive compensation and long-term incentive compensation, each payable at the discretion of the Board of Directors of the Company. The Employment Agreement provides for reimbursement for housing expenses for Mr. Faure, as well as reimbursement for travel expenses and a gross-up on U.S. taxes arising from housing and travel expense reimbursements.

Under the Employment Agreement, the Company may separate Mr. Faure’s service from the Company as a result of disability, for cause or without cause. Mr. Faure may separate his service from the Company at any time, with or without good reason. Mr. Faure’s service from the Company will automatically be severed upon Mr. Faure’s death.

Under the Employment Agreement, in the event of separation of Mr. Faure’s service from the Company, Mr. Faure will be entitled to severance which, depending upon the circumstances of Mr. Faure’s separation, may include accrued base salary through the date of separation, earned and unpaid annual incentive compensation, a continuation or lump sump payment of additional base salary of varying duration, depending upon circumstances, additional annual incentive compensation, payments in lieu of unvested long-term incentive compensation, a continuation of medical and life insurance benefits for up to one year, accrued and unpaid vacation days, reimbursement of business, tax preparation and housing expenses and other employee benefits to which employees of the Company are generally entitled.

Under the Employment Agreement, Mr. Faure is subject to non-competition and non-solicitation provisions, as well as ongoing confidentiality, intellectual property and non-disparagement requirements. Mr. Faure’s non-competition and non-solicitation obligations extend for between one month and one year following separation from service, depending on the circumstances of his separation from service.

Concurrent with the execution of the Employment Agreement, the Company entered into an indemnification agreement with Mr. Faure (the “Indemnification Agreement”). A copy of the form of Indemnification Agreement was previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on March 1, 2010 and is incorporated herein by reference.

The Indemnification Agreement provides that the Company will indemnify Mr. Faure to the full extent permitted by Bermuda law. In addition, the Indemnification Agreement provides for the reimbursement by the Company of Mr. Faure’s expenses related to the defense of claims arising from Mr. Faure’s services as a director, officer, employee, agent or fiduciary of the Company. In the event indemnification is unavailable to Mr. Faure, the Indemnification Agreement specifies contribution. Under the Indemnification Agreement, Mr. Faure’s right to indemnification is terminated in the event the claim arises from Mr. Faure’s fraud or dishonesty in relation to the Company. In addition, Mr. Faure’s right of indemnification is limited where payment is to be made from another source, where indemnification is prohibited by law or where the claim arises as a result of liability under Section 16(b) of the U.S. Securities Exchange Act of 1934, as amended.

The Indemnification Agreement also specifies the minimum levels of directors’ and officers’ liability insurance to be purchased by the Company, the procedure for the determination of Mr. Faure’s entitlement to indemnification by the Company and the procedures to be followed in connection with the defense of third party claims subject to indemnification.

The foregoing summaries of the terms of the Employment Agreement and the Indemnification Agreement do not purport to be complete and are qualified in their entirety by reference to the Employment Agreement attached hereto as Exhibit 10.1 and the Form of Indemnification Agreement previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on March 1, 2010 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.1	Employment Agreement, dated March 11, 2013, by and between the Company and Mr. Jerome Faure

10.2	Form of Indemnification Agreement. Incorporated herein by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on March 1, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 15, 2013

By:	/s/ John V. Del Col
Name:	John V. Del Col
Title:	General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated March 11, 2013, by and between the Company and Mr. Jerome Faure

10.2	Form of Indemnification Agreement. Incorporated herein by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on March 1, 2010